UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	December 10, 2013
(December 9, 2013)

Exact Name of Registrant as Specified
Commission	in Charter, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
(505) 241-2700

002-97230	Texas-New Mexico Power Company	75-0204070
(A Texas Corporation)
577 N. Garden Ridge Blvd.
Lewisville, Texas 75067
(972) 420-4189

______________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On December 9, 2013, PNM Resources, Inc.’s wholly-owned subsidiary, Texas-New Mexico Power Company (“TNMP”), entered into a Bond Purchase Agreement with the purchasers party thereto (the “Bond Purchase Agreement”). The terms of the Bond Purchase Agreement provide that TNMP will issue $80,000,000 aggregate principal amount of 4.03% First Mortgage Bonds, due 2024, Series 2014A (the “Bonds”). The terms of the Bond Purchase Agreement provide that, subject to satisfaction of certain conditions stated in the Bond Purchase Agreement, the Company will issue the Bonds on or about June 27, 2014.
The Bonds will be secured by a first mortgage on substantially all of TNMP’s property, subject to excepted encumbrances, reservations, contracts and exceptions. The Bonds will be issued pursuant to TNMP’s First Mortgage Indenture dated as of March 23, 2009 (the “Indenture”), between TNMP and Union Bank, N.A. (successor to The Bank of New York Mellon Trust Company, N.A.), as Trustee, as previously supplemented and amended and as further supplemented by a supplemental indenture to be dated the date of the issuance of the Bonds. A copy of the Indenture was filed by TNMP as an exhibit to its Form 8-K filed on March 27, 2009.
The foregoing description is qualified in its entirety by the Bond Purchase Agreement, which is filed as an Exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
10.1	Bond Purchase Agreement dated December 9, 2013 between Texas-New Mexico Power Company and the purchasers named therein

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC. TEXAS-NEW MEXICO POWER COMPANY

(Registrants)

Date: December 10, 2013	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)